CENTRAL ILLINOIS LIGHT COMPANY


                    EXECUTIVE DEFERRAL PLAN


                             (EDP)


                        December 1, 1985


                           as amended


                       February 22, 1994

                        January 29, 1996

                         August 17, 1998

ARTICLE 1 - DEFINITIONS                                        1
ARTICLE 2 - ELIGIBILITY                                        1
 2.1SELECTION BY COMMITTEE                                     1
 2.2PLAN AGREEMENT OF EXECUTIVE                                1
ARTICLE 3 - DEFERRAL COMMITMENTS                               1
 3.1MINIMUM DEFERRAL                                           1
 3.2MAXIMUM DEFERRAL                                           1
 3.3SPECIAL DEFERRAL                                           1
 3.4WITHHOLDING OF DEFERRAL AMOUNTS                            1
 3.5ANNUAL RATE                                                1
 3.6DEFERRAL PERIOD                                            1
 3.7DEFAULT                                                    1
 3.8DEFERRAL PENALTY IN THE EVENT OF DEFAULT                   1
 3.9NO WAIVER OF DEFAULT                                       1
 3.10CREDITING OF DEFERRAL AMOUNTS, COMPANY
     CONTRIBUTIONS AND ROLLOVER ESPP AMOUNTS                   1
 3.11TERMINATION OF PARTICIPATION                              1
ARTICLE 4 - 7TH YEAR DISTRIBUTION                              1
 4.17TH-YEAR DISTRIBUTION                                      1
 4.2SUPPLEMENTAL PLAN AGREEMENTS                               1
 4.3HARDSHIP WITHDRAWALS                                       1
ARTICLE 5 - RETIREMENT BENEFIT                                 1
 5.1RETIREMENT BENEFIT                                         1
 5.2RATE OF INTEREST FOR RETIREMENT BENEFITS                   1
 5.3FORM AND COMMENCEMENT OF RETIREMENT BENEFITS               1
 5.4POST-RETIREMENT PLAN AGREEMENTS                            1
 5.5AMOUNT OF RETIREMENT BENEFIT                               1
 5.6DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFITS           1
ARTICLE 6 - ROLLOVER ESPP                                      1
 6.1PARTICIPANTS ELIGIBLE FOR ESPP ROLLOVER                    1
 6.2ESPP VESTING CREDIT                                        1
ARTICLE 7 - SURVIVOR BENEFITS                                  1
 7.1PRE-RETIREMENT SURVIVOR BENEFIT                            1
 7.2AMOUNT OF SURVIVOR BENEFITS                                1
 7.3ELIGIBILITY REQUIREMENTS FOR SURVIVOR BENEFIT              1
 7.4RESTRICTION IN THE EVENT OF SUICIDE                        1
ARTICLE 8 - TERMINATION BENEFIT                                1
 8.1TERMINATION BENEFITS                                       1
 8.2TERMINATION PRIOR TO 7 YEARS OF PLAN PARTICIPATION
    AND PRIOR TO AGE 55                                        1
 8.3TERMINATION AFTER 7 YEARS OF PLAN PARTICIPATION
    AND PRIOR TO AGE 55                                        1              1
 8.4INVOLUNTARY TERMINATION WITHOUT CAUSE FOLLOWING A
    CHANGE IN CONTROL OF CILCORP INC.                          1
ARTICLE 9 - DISABILITY BENEFIT                                 1
 9.1AMOUNT OF DISABILITY BENEFIT                               1
 9.2COMMENCEMENT AND TERMINATION OF DISABILITY BENEFITS        1
 9.3MAXIMUM AGE FOR DISABILITY BENEFITS                        1
ARTICLE 10 - BENEFICIARY DESIGNATION                           1
 10.1BENEFICIARY DESIGNATION                                   1
 10.2CHANGE OF BENEFICIARY DESIGNATION                         1
 10.3NO PARTICIPANT DESIGNATION                                1
 10.4EFFECT OF PAYMENT                                         1
ARTICLE 11 - LEAVE OF ABSENCE                                  1
 11.1PAID LEAVE OF ABSENCE                                     1
 11.2UNPAID LEAVE OF ABSENCE                                   1
ARTICLE 12 - OTHER BENEFITS AND AGREEMENTS                     1
 12.1COORDINATION WITH OTHER BENEFITS                          1
 12.2RESTORATION OF PENSION BENEFITS                           1
ARTICLE 13 - DISCONTINUANCE, AMENDMENT OR TERMINATION          1
 13.1DISCONTINUANCE                                            1
 13.2AMENDMENT                                                 1
 13.3TERMINATION                                               1
ARTICLE 14 - MISCELLANEOUS                                     1
 14.1UNSECURED GENERAL CREDITOR                                1
 14.2NONASSIGNABILITY                                          1
 14.3NOT A CONTRACT OF EMPLOYMENT                              1
 14.4PROTECTIVE PROVISIONS                                     1
 14.5TERMS                                                     1
 14.6CAPTIONS                                                  1
 14.7GOVERNING LAW                                             1
 14.8VALIDITY                                                  1
 14.9NOTICE                                                    1
 14.10SUCCESSORS                                               1
 14.11HOSTILE TAKEOVER                                         1
 14.12ATTORNEY FEES                                            1
 14.13LATE PAYMENT PENALTY                                     1
 14.14INCOMPETENT                                              1
ARTICLE 15 - ADMINISTRATION                                    1
 15.1COMMITTEE DUTIES                                          1
 15.2AGENTS                                                    1
 15.3BINDING EFFECT OF DECISION                                1
 15.4INDEMNITY OF COMMITTEE                                    1
 15.5EMPLOYER INFORMATION                                      1
 15.6CHANGE IN PAYMENTS                                        1

                     EXECUTIVE DEFERRAL PLAN

                               OF

                 CENTRAL ILLINOIS LIGHT COMPANY


                            Purpose

     The primary purpose of the Executive Deferral Plan of Central Illinois Light Company is to help attract and maintain high caliber employees in high-level management positions. Directors, executive officers of the Company and certain other key employees on the Company's management staff (i.e., elected officers, department heads, and other key employees reporting to executive officers) will be allowed to participate in the Executive Deferral Plan. Members of the management staff allowed to participate will be those key employees who, in the opinion of the administrative committee of the Executive Deferral Plan, contribute significantly to the health and well-being of the Company through their leadership and managerial talents and who occupy management positions of importance in the Company.


                    Article 1 -   Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Base Annual Salary" shall mean the yearly compensation excluding bonuses or other fees paid to a Participant for employment services rendered to the Employer, before reduction for compensation deferred pursuant to this plan.

1.2 "Beneficiary" shall mean the person or persons, or the entity designated by the Participant to receive any benefits payable under this Plan upon the death of a Participant. Any Participant's Beneficiary designation shall be made by written instrument filed with the Committee and shall become effective only when received, accepted and acknowledged in writing by the Committee.

1.3 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with its provisions pursuant to Article 15.

1.4 "Company" shall mean CENTRAL ILLINOIS LIGHT COMPANY, any corporation which is, along with the Company, a member of a controlled group of corporations as described in Section 414(b) of the Internal Revenue Code of 1954, as amended, and all successor companies thereto.

1.5 "Company Contributions" shall mean such amounts, if any, that an Employer, in its sole discretion, contributed to the Plan in any year for the benefit of all or some
     Participants.

1.5(a)      "Continuing Director" means any member of the Board
     of the Company or of its majority shareholder (hereinafter the "Board"), while such person is a member of the Board, who was a member of the Board prior to January 29, 1996. A "Continuing Director" also means any person who subsequently becomes a member of the Board, while such person is a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors.

1.6  "Covered Salary" shall mean a Participant's Base Annual
     Salary and bonuses which serves as a basis for computation of the Retirement, Survivor or Termination benefits pursuant to the terms and conditions of this Plan.

1.7 "Deferral Amount" shall mean the amount of Covered Salary deferred by a Participant each year pursuant to his election in the form of a Plan Agreement.

1.8 "Deferral Period" shall mean the period during which amounts of Covered Salary are being deferred pursuant to the deferral election of the Participant as set forth in the Participant's Plan Agreement.

1.9 "Disability". A Participant shall be considered totally disabled by bodily injuries, sickness or disease for purposes of the Plan for the period, excluding any period for which he receives benefits under the Company's Sick Pay
     Plan, if:

      a. During the first two years of any period of total disability, the Participant is unable to perform the duties of his occupation; and

      b. During continuation of the period of total disability beyond two years, the Participant is unable to engage in any business or occupation or to perform any work for compensation, gain or profit for which he is reasonably fitted by education, training or experience.

1.10 "EDP Account" shall mean an individual account comprised of a Participant's Deferral Amounts, Rollover ESPP amounts, Company Contributions and interest credited thereon. An EDP Account shall be maintained for each Participant. A Participant's EDP Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's EDP Account shall not constitute or be treated as a trust fund.

1.11 "Employer" shall mean the Company having one or more eligible Employees who have been selected by the Committee to participate. Where the context dictates, the term "Employer" as used herein refers to the particular Employer which has entered into a Plan Agreement with a specific Participant.

1.12 "Executive" shall mean directors and those persons in the regular full-time employment of the Company who are key employees and members of the management staff who are selected for participation in the Plan by the Committee.

1.12(a)     "Hostile Takeover" shall mean the acquisition of
     beneficial ownership (determined in accordance with Rule 13(d)-3 of the Exchange Act) directly or indirectly, of more than 30% of the voting power of the outstanding stock of the Company or its majority shareholder by any person coupled with or followed by the failure of Continuing Directors to constitute a majority of the Board."

1.13 "Moody's Seasoned Corporate Bond Rate" (Moody's) shall mean an economic indicator which is an arithmetic average of yields of representative bonds: industrials, public utilities, Aaa, Aa, A, and Baa.

1.14 "Participant" shall mean any Executive who elects to participate in the Plan by executing a Plan Agreement.

1.15 "Plan" shall mean the Executive Deferral Plan of the Employer which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.16 "Plan Agreement" shall mean the form of written agreement, as amended from time to time, which is entered into by and between an Employer and a Participant.

1.17 "Plan Anniversary Date" shall be the last day of the Plan
     Year.

1.18 "Plan Year" shall mean the 12 consecutive month period commencing on December 1 and ending on the next following
     November 30.

1.19 "Retirement" and "Retire" shall mean severance from employment with the Employer at or after the attainment of age fifty-five (55).

1.20 "Retirement Benefit Date" shall mean the date that the Retired Participant first receives Retirement benefits under the Plan.

1.21 "Rollover ESPP" shall mean the amount credited to a Participant under the Executive Salary Protection Plan which is to be credited to the Participant's EDP Account (one-time credit equal to the present value of the ESPP benefit).

1.22 "Secondary Account Balance" shall mean the portion of the EDP Account attributable to the 5% interest credited thereon which is above Moody's and any accumulation thereon at a crediting rate of Moody's plus five percent (5%).

1.23 "Termination of Employment" shall mean the ceasing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.


                    Article 2 -   Eligibility

2.1  Selection By Committee

     The Committee shall have the sole discretion to determine the employees of the Company who are key employees and members of the management staff who are eligible to become Participants in accordance with the purpose of the Plan. The Committee shall also have the sole discretion to determine the directors of the Company who are eligible to become Participants. The foregoing notwithstanding, participation shall be limited to those individuals who are Participants as of June 15, 1994.

2.2  Plan Agreement of Executive

     As a condition of participation, each Executive shall complete, execute and return to the Committee prior to the beginning of the applicable Deferral Period a Plan
     Agreement.


               Article 3 -   Deferral Commitments

3.1  Minimum Deferral

     The Participant may defer no less than $2,000 per Plan
     Year.

3.2  Maximum Deferral

     A Participant who became eligible to participate in the Plan on or before November 30, 1989, and all directors of the Company, may defer no more than 100% of Covered Salary or board fees, as applicable. A Participant who became eligible to participate in the Plan on or after December 1, 1989 may defer no more than 15% of Covered Salary.

3.3  Special Deferral

     The Committee may specify the Plan Years, if any, in which each Participant may elect to defer an amount ("Special Deferral Amount") in addition to the amount or percentage of Covered Salary otherwise specified for deferral under the Plan Agreement. The Special Deferral Amount, if any, shall be set forth in the Plan Agreement of the Participant and shall be treated as a Deferral Amount under the provisions of the Plan except as otherwise provided in Sections 7.2 and 9.1.

3.4  Withholding of Deferral Amounts

     The amount or percentage of Covered Salary elected to be deferred pursuant to the Plan Agreement of a Participant shall be withheld over the Deferral Period in the manner set forth in the Plan Agreement of the Participant.

3.5  Annual Rate

     The Moody's rate for any Plan Year shall be fixed 60 days prior to the beginning of the Plan Year. Subject to the provisions and limitations of the Plan, the EDP Account will accrue annual interest at a crediting rate of Moody's plus five percent (5%) from the date of Plan inception.

3.6  Deferral Period

     The Deferral Period for each Participant shall be a fixed 4 year period commencing on the December 1 coincident with or next preceding the date on which the Participant's initial
     Deferral Amount is made to the Plan following the Participant's filing of a Plan Agreement with the Committee.

3.7  Default

     Default occurs when the Participant does not defer the amount of Covered Salary previously committed to the Plan under that Participant's Plan Agreement. Termination of Employment is not considered a default. A Participant who has a Termination of Employment will receive Termination
     Benefits, as set forth in    Article 8.

3.8  Deferral Penalty In the Event of Default

     In the event of default by a Participant on a deferral commitment during the Deferral Period, the Participant may not defer any portion of his Covered Salary for the balance of the Plan Year in which the default occurs or for the next following Plan Year.

3.9  No Waiver of Default

     The Committee may not waive any default penalty set forth in Section 3.8.

3.10 Crediting of Deferral Amounts, Company Contributions and
     Rollover ESPP Amounts

     The amount or percentage of Covered Salary that a Participant elects to defer in the Plan Agreement executed by the Participant with respect to each Plan Year shall be credited by the Employer to the Participant's EDP Account throughout each Plan Year as the Participant is paid the nondeferred portion of Covered Salary for such Plan Year or on the date any lump sum Deferral Amount is contributed to the Plan. The amount or percentage of Covered Salary so credited to a Participant's EDP Account shall equal the amount deferred. The Participant shall designate in the Plan Agreement the amount or percentage of Covered Salary to be deferred. Company Contributions, if any, and Rollover ESPP amounts, if any, shall be credited to a Participant's EDP Account at the time made by the Employer.

3.11 Termination of Participation

     A Participant may terminate participation in the Plan at any time by giving the Employer written notice of such termination not less than 30 days prior to the anniversary date of the execution of the most recent Plan Agreement of the Participant. Benefits to a Participant who elects to terminate Plan participation shall be payable in accordance with the terms of the Plan.


               Article 4 -   7th Year Distribution


4.1  7th-Year Distribution

     Except as otherwise provided in Section 4.2, a Participant shall be paid his EDP Account, excluding that portion attributable to interest credited in excess of Moody's and any accumulation thereon, 45 days after the commencement of his seventh Plan Year of participation in the Plan. All other funds in the EDP Account will remain in the Plan until the Participant dies, incurs a Disability, Retires or incurs a Termination of Employment.

4.2  Supplemental Plan Agreements

     Prior to the Plan Anniversary Date preceding the Plan Year in which the 7th-Year Distribution is payable to a Participant, the Participant may enter into a Supplemental Plan Agreement ("Supplemental Plan Agreement") whereby the Participant and the Employer agree to a further deferral until retirement of all or a portion of the amount that would otherwise be payable as a 7th-Year Distribution. The Supplemental Plan Agreement must be entered into a minimum of one (1) year prior to the Plan Anniversary Date preceding the Plan Year in which the 7th-Year Distribution is payable to a Participant, must be executed by the Participant in writing in a form acceptable to the Committee, and must be returned to the Committee one (1) year prior to the beginning of the Plan Year in which the 7th-Year Distribution would otherwise be payable. If a Supplemental Plan Agreement is timely executed all funds remaining in the EDP Account will remain in the Plan until the Participant's death, disability, retirement or termination of employment. No Retired Participant shall be eligible to enter into a Supplemental Plan Agreement under this provision.

4.3  Hardship Withdrawals

     A Participant may make a "Hardship" withdrawal of his EDP Account balance only if: (1) the withdrawal is on account of an immediate and heavy financial need of the Participant; and (2) the withdrawal does not exceed the amount necessary to satisfy the immediate and heavy financial need. Any request for a withdrawal in accordance with this subsection 4.3 shall be in writing filed with the Committee in such form and at such time as the Committee may require. A Participant will be deemed to have a Hardship if he has an immediate and heavy financial need and if such withdrawal is for the purpose of: (1) medical expenses of the Participant, his spouse or a dependent, (2) the purchase of a Participant's principal residence; (3) the post-secondary tuition (for a period following the date of the hardship request) of the Participant, his spouse or a dependent; or (4) the prevention of the eviction from or the foreclosure on a Participant's principal residence. A distribution will be deemed not to exceed the amount necessary to meet the Participant's immediate and heavy financial need if: (a) the amount of withdrawal under this paragraph 4.3 does not exceed the amount necessary to satisfy his immediate and heavy financial need; (b) he has received all distributions and taken all loans under any tax-qualified plan of the Company; (c) his ability to make contributions to any salary deferral plan, qualified or nonqualified, is suspended for a period of 12 months following a withdrawal under this paragraph 4.3; and (d) the maximum amount of contributions the Participant may make to any salary deferral plan, qualified or nonqualified, for the Plan Year next following the Plan Year in which a Hardship withdrawal, pursuant to this paragraph 4.3 is made, is reduced by the amount of contributions, if any, the Participant made during the Plan Year in which such a withdrawal was made.


                Article 5 -   Retirement Benefit

5.1  Retirement Benefit

     A Participant who Retires shall become eligible to receive, in accordance with this Article 5, Retirement benefits on the Participant's Retirement Benefit Date. Unless a Post-Retirement Plan Agreement provides otherwise, the Retirement Benefit Date of a Participant who Retires shall be the first day of the month following his Retirement. Retirement benefits may be in the form of a lump sum or an amount per month based on his EDP Account as of the Participant's Retirement Benefit Date.

5.2  Rate of Interest for Retirement Benefits

     The interest on the EDP Account will be based on a fixed rate which is an average of the annual Moody's Seasoned Corporate Bond Rate for a five (5) year period consisting of the Plan Year in which the Participant's Retirement Benefit Date occurs and the four (4) immediately preceding Plan Years with an additional 5% interest credited to the fixed rate.

5.3  Form and Commencement of Retirement Benefits

     Thirty (30) days before his Retirement the Participant must inform the Committee in writing of the form in which his Retirement benefits are to be paid, either in a lump sum or in equal monthly payments. If no election is timely made, the Plan will pay benefits in equal monthly installments. Unless otherwise provided pursuant to a Post-Retirement Plan Agreement, Retirement benefits, if a lump sum form of payment is selected, shall be paid on the first day of the month following the Participant's Retirement. If the Participant elects the monthly installment form of payment, his Retirement benefits shall commence on the first day of the month following the Retirement of the Participant and shall be paid over a period up to 120 months or a 180 or 240 month period, in equal monthly installments. Thirty
     (30) days before his Retirement, the Participant must inform the Committee in writing of the benefit payment period over which his monthly benefits are to be paid. If no election is timely made, the Plan will pay benefits over 240 months.

5.4  Post-Retirement Plan Agreements

     A Participant may enter into a Post-Retirement Plan Agreement whereby the Participant and the Employer agree to a deferral to a date certain of the payment of the Retirement benefits that would otherwise be paid under
     Section 5.3, the form in which the benefits are to be paid and/or, if a monthly installment form has been selected, the time period over which such benefits are to be paid. The Post-Retirement Plan Agreement must be executed by the Participant in writing in a form acceptable to the Committee and delivered to the Committee at least thirty
     (30) days prior to the Participant's Retirement.
     Retirement benefits which are deferred by reason of a Post-Retirement Plan Agreement shall be paid to the Participant in the form and on the date certain as selected by the Participant. No Participant may defer the payment of his Retirement benefits to a date beyond the later of (1) ten
     (10) years following the Participant's commencement of Plan participation, (2) Retirement, or (3) age 65 (age 72 in the case of a Participant who was a Director on August 20,
     1993).

5.5  Amount of Retirement Benefit

     A Participant's Retirement benefits shall be equal to the balance of his EDP Account as of his Retirement Benefit Date, except that the amount payable from the Participant's Secondary Account Balance shall be reduced, as appropriate, in accordance with the vesting schedule set forth in
     Section 8.3 and fixed as of the date that a lump sum payment is made or that monthly payments commence (the Retirement Benefit Date).

5.6  Death Prior to Completion of Retirement Benefits

     If a Retired Participant who has elected the monthly installment form of payment dies after the commencement of Retirement benefit payments but before the applicable Retirement benefit is paid in full, the Participant's unpaid Retirement benefit payments shall continue and be paid to that Participant's Beneficiary in the same manner as selected by the Participant. If a Retired Participant dies prior to the payment of Retirement benefits, his Beneficiary shall be paid benefits in a lump sum on the first day of the month following the death of the Participant, unless the Participant had retired on or before January 1, 1995, in which case the benefit will be paid over a 240 month period. The aggregate benefits to be paid to the Participant's Beneficiary will be in an amount equal to the balance of the Participant's EDP Account as of the date of the Participant's death. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, select a later commencement date or an alternate payment period not to exceed 120 months for the payment of benefits under this Section to any Beneficiary.


                   Article 6 -   Rollover ESPP

6.1  Participants Eligible for ESPP Rollover

     A Participant who had participated in the Executive Salary Protection Plan ("ESPP") shall be entitled to a Rollover ESPP only if such Participant is age 55 or older as of December 1, 1985. Each Participant who is eligible for a Rollover ESPP will be credited with such amount in his EDP Account. Individual Rollover ESPP amounts, if any, will be reported on the Participant's Plan Agreement.

6.2  ESPP Vesting Credit

     All Participants who had participated in the ESPP shall be credited with three additional years of Plan participation for purposes of the vesting schedule set forth in Section
     8.3 but for no other purpose under the Plan. The vesting years so credited shall be in addition to actual years (and fractional years) of actual participation in the ESPP. A Participant's Rollover ESPP will at all times remain fully vested. For example, a Participant with four and one-half years in the ESPP will initially be 70% vested in his Secondary Account Balance (4 1/2 years + 3 years = 7 1/2 years = 70% vested).


                 Article 7 -   Survivor Benefits

7.1  Pre-Retirement Survivor Benefit

     If a Participant dies before Retirement, the Employer will pay a Survivor's Benefit to the designated Beneficiary of the Participant.

7.2  Amount of Survivor Benefits

     The Beneficiary eligible for a Survivor Benefit will receive in a lump sum as soon as practicable the greater of:

      a.   The existing EDP Account balance, or

      b.   Ten (10) times the sum of:

        i. the greatest Deferral Amount committed in one Plan Year by the Participant, except that only one-quarter (1/4) of any Special Deferral Amount shall be considered for this purpose, and

        ii.  the Company Contributions made for that Plan Year,

       provided, however, that if a Participant failed to meet the eligibility requirement set forth in Section 7.3(b), the Beneficiary of that Participant shall be limited to the Survivor Benefit set forth in paragraph (a) of this
       Section 7.2.

7.3  Eligibility Requirements For Survivor Benefit

     The obligation of the Employer to pay the Survivor Benefit to any Beneficiary shall exist only if:

      a. at the time of death, the Participant was employed by the Employer, on an authorized leave of absence, or absent from employment due to Disability;

      b. all amounts committed for deferral under the Plan were actually deferred;

      c. the Participant's death was determined not to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health;

      d. proof of death in such form as determined acceptable by the Committee is furnished.


7.4  Restriction in the Event of Suicide

     In the event of a Participant's suicide, the amount of the Survivor Benefit which the Employer shall be obligated to pay shall be limited to benefits granted more than two years prior to the date of such suicide.


                Article 8 -   Termination Benefit

8.1  Termination Benefits

     If the Participant incurs a Termination of Employment prior to age 55 by means other than death or Disability, such Participant will be eligible to receive a Termination
     Benefit as set forth in this Article 8.

8.2  Termination Prior to 7 Years of Plan Participation and
     Prior to Age 55

     A participant who incurs a Termination of Employment before completing 7 years of Plan participation, and prior to attaining age 55, shall be entitled to receive in a lump sum that portion of his EDP Account attributable to his Deferral Amount, his Rollover ESPP Benefit, if any, his Company Contributions, if any, and interest credited at Moody's. Such amount shall be paid to the Participant within 90 days of the date of his Termination of Employment.

8.3 Termination after 7 Years of Plan Participation and Prior to Age 55

     A participant who incurs a Termination of Employment after completing 7 years of Plan participation, and prior to attaining age 55, shall receive, to the extent not otherwise distributed pursuant to Article 4, a distribution of his EDP Account, including that vested portion attributable to interest credited in excess of Moody's and any accumulation thereon, in a lump sum within 90 days of the date of his Termination of Employment. The vested portion of such Participant's Secondary Account Balance shall be determined upon his Termination of Employment in accordance with the following schedule:

                                              Percentage of
            Years of Plan                           Secondary
            Participation                        Account Balance

        Less than 7 years                                  0%
        7 but less than 8 years                            70%
        8 but less than 9 years                       80%
        9 but less than 10 years                           90%
        10 or more years                         100%

8.4  Involuntary Termination Without Cause Following A Change in
     Control of CILCORP Inc.

      a. A Participant who incurs a Termination of Employment involuntarily and other than for Cause within two years after a Change in Control of CILCORP Inc. will be eligible to make an irrevocable election to receive either a termination benefit as set forth in this Article 8 or retirement benefits as provided at
       Article 5, as if the Participant retired from the Company. In addition, the Participant shall, at the time of the involuntary termination, be considered to be 100% vested in the Participant's Secondary Account Balance.

      b. If, at the time of a Termination of Employment, a Participant elects to receive a termination benefit in the form of a lump sum payment, such payment shall be made to the Participant no earlier than 60 days from the date the Participant made an irrevocable election provided for under this Section 8.4
       (a).

      c. The following definitions shall be applicable to the terms used in this Section 8.4:

        i.   "Change in Control" shall be deemed to have occurred:

          (a) if CILCORP Inc. ("CILCORP") merges or consolidates with or into another corporation in a transaction in which neither CILCORP nor any member of a controlled group of corporations as defined in Article I, Section 1.4 is the surviving corporation; or upon a sale or other disposition of all or substantially all of CILCORP's assets to any corporation, person, other entity or group (other than to an entity whose stock is owned or controlled by CILCORP or any qualified or non-qualified plan maintained by CILCORP or an affiliate); or

          (b) if any corporation, person, other entity or group (other than CILCORP or any affiliate) becomes the Beneficial Owner (as defined in CILCORP's Articles of Incorporation) of 30% or more of the voting stock of CILCORP; or

          (c) if, during any period of two consecutive years, Continuing Directors, as hereinafter defined, cease to comprise a majority of CILCORP's Board of Directors. Continuing Directors are:

             (i)  Members of the Board of Directors of CILCORP at the
                 beginning of such period of two consecutive years; and

             (ii) Any person who subsequently becomes a member of the Board of
                 Directors if such person's nomination for election or election to the Board of Directors of CILCORP is recommended or approved by resolution of a majority of the Continuing Directors or such person is included as a nominee in a proxy statement of CILCORP distributed when a majority of the Board of Directors of CILCORP consists of Continuing Directors.

        ii.  "Cause"  shall mean:

          (d) the Participant has willfully and continually failed to perform substantially his/her duties with the Company other than such failure resulting from disability (as herein defined), after a written demand for substantial performance is delivered to the Participant by his/her supervisor which specifically identifies the manner in which the supervisor believes that the Participant has not substantially performed his/her duties; or

          (e) the Participant's willfully engaging in illegal conduct or gross misconduct which his/her supervisor believes is materially and demonstrably injurious to the Company.

          For purposes of this definition, no act or failure to act on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his/her action or omission was in the best interests of the Company. Any act or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or on the instructions of the CEO or a senior officer of the Company or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

                Article 9 -   Disability Benefit

9.1  Amount of Disability Benefit

     If the Committee determines that a Participant has a Disability, the Participant shall be eligible to receive an annual Disability Benefit in an amount equal to one and one-half (1.5) times the greatest Deferral Amount committed under the Plan in any Plan Year prior to or coincident with the date in which benefits commence under the Sick Pay Plan of the Company, except that only one quarter (1/4) of any Special Deferral Amount shall be considered for this purpose.

9.2  Commencement and Termination of Disability Benefits

     Disability Benefits will be paid to a Participant who has a Disability commencing on the date immediately following the expiration of benefits to that Participant under the Sick Pay Plan of the Company. The Disability Benefits of a Participant shall continue until the earliest of:

      a.   the date of the death of the Participant;

      b. the date as of which the Participant ceases to be classified as having a Disability; or

      c.   the date the Participant attains age 65.

9.3  Maximum Age for Disability Benefits

     In order to be eligible to receive a Disability Benefit upon Disability as set forth in this Article 9, a Participant must first enter into a Plan Agreement prior to attaining age 60.


              Article 10 -  Beneficiary Designation

10.1 Beneficiary Designation

     Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent).

10.2 Change of Beneficiary Designation

     Any Beneficiary designation may be changed by a Participant at any time by the filing in writing of such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to his death.

10.3 No Participant Designation

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's personal representative (executor or administrator of the Participant's estate).

10.4 Effect of Payment

     The payment of benefits under the Plan to the deemed
     Beneficiary shall completely discharge the Employer's obligations under this Plan.


                 Article 11 -  Leave of Absence

11.1 Paid Leave of Absence

     If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the deferral commitments for the Deferral Period shall remain in full force and effect during such leave of absence.

11.2 Unpaid Leave of Absence

     If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, the deferral commitments shall be suspended and shall be considered a default pursuant to
     Section 3.7.


           Article 12 -  Other Benefits and Agreements

12.1 Coordination With Other Benefits

     The benefits provided for a Participant or for the Beneficiary of a Participant under the Plan are in addition to any other benefits to which the Participant or Beneficiary may be entitled under any other plan or program of the Employer. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

12.2 Restoration of Pension Benefits

     The Company recognizes that amounts deferred under the Plan may not be considered as earnings for purposes of the computation of benefits under qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1954, as amended. Therefore, any loss of retirement benefits incurred by a Participant under the Pension Plan for Management, Office & Technical Employees of Central Illinois Light Company, as may be amended and restated from time to time (the "Pension Plan"), which result from the deferrals made under the Plan by the Participant, shall be restored by the Company upon the Retirement of a Participant or upon the Termination of Employment of a Participant prior to Retirement. Such pension restoration benefit payments may be paid from this Plan or, in the sole discretion of the Committee, may be paid through an alternate vehicle. Such pension restoration benefits shall be in an amount designed to restore the benefits, if any, that were lost under the Pension Plan due to the deferral under this Plan, and the timing and other characteristics of the pension restoration benefit payments shall coincide as closely as practicable to benefit payments which would otherwise have been made under the Pension Plan.


     Article 13 -  Discontinuance, Amendment or Termination

13.1 Discontinuance

     The Company reserves the right to discontinue the Plan at any time. Upon discontinuance of the Plan, the Partici pants' EDP Accounts shall be paid out according to the schedules set forth in Articles 5 and 8, as applicable. The discontinuance of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan.

13.2 Amendment

     The Company may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall adversely affect any EDP Account in existence at the time the amendment or modification is made. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

13.3 Termination

     The Company reserves the right, in the event of a hostile or non-negotiated takeover or acquisition of the Company, or upon a final decision of any court or administrative agency pertaining to the income tax treatment of Plan benefits or deductions to the Company or a Participant which is deemed adverse by the Company, to terminate the Plan and to distribute the present value of the Participants' estimated future EDP Accounts, as determined by the Company, to them as soon as practicable thereafter.


                   Article 14 -  Miscellaneous

14.1 Unsecured General Creditor

     Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

14.2 Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, antici pate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

14.3 Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

14.4 Protective Provisions

     A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

14.5 Terms

     Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

14.6 Captions

     The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.7 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois.

14.8 Validity

     In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

14.9 Notice

     Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to

                 Central Illinois Light Company
                    Executive Deferral Plan
                    Administrative Committee
                       300 Liberty Street
                    Peoria, Illinois  61602

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

14.10Successors

     The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns.
     The term successors as used herein shall include any corpo rate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

14.11Hostile Takeover

     In the event of a hostile or non-negotiated takeover or acquisition of an Employer by another corporation or entity, the benefits to all persons under the Plan may become fully vested at the option of the Employer prior to such takeover or acquisition.

14.12Attorney Fees

     In the event that the Company breaches any of the terms of the Plan and it is necessary for a Participant to institute court proceedings to enforce the Plan provisions, the Participant, upon prevailing, shall also recover reasonable attorney's fees and costs as damages from the Company.

14.13Late Payment Penalty

     In the event that the Company fails or refuses to make any of the payments to a Participant or a Beneficiary required by the Plan, after the Participant or Beneficiary has advised the Company in writing of such failure or refusal and has given the Company thirty (30) days to make such payment, the Company shall pay interest to the Participant or Beneficiary on the amount of the late payment at the rate of two times Moody's, plus 10%, from the date such payment was due until the date such payment is made by the Company.

14.14Incompetent

     In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee, to the spouse of such person or other person deemed by the Committee to have incurred expense for such Participant. Any such payment shall be a payment for the account of the Participant and shall be a complete discharge of any liability of the Plan for such payment amount.


                  Article 15 -  Administration

15.1 Committee Duties

     This Plan shall be administered by a Committee which shall consist of persons appointed by the Board of Directors of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

15.2 Agents

     In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

15.3 Binding Effect of Decision

     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

15.4 Indemnity of Committee

     The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

15.5 Employer Information

     To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Covered Salary of all Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of all Participants, and such other pertinent information as the Committee may reasonably require.

15.6 Change in Payments

     The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that which would be otherwise payable to such person.